Exhibit 99.1

BRT REALTY TRUST REPORTS

FIRST QUARTER RESULTS

FOR DECEMBER 31, 2015

Great Neck, New York – February 9, 2016 – BRT REALTY TRUST (NYSE:BRT) today announced operating results for the three months ended December 31, 2015.

Jeffrey A. Gould, President and Chief Executive Officer, stated that: “BRT is pleased to report that funds from operations for the current quarter increased to $0.12 per share from $0.04 per share for the corresponding quarter in the prior year. Including two multi-family properties acquired in late January and early February 2016, a multi-family property held-for-sale and two multi-family properties under construction, one of which is substantially complete, we own 32 multi-family properties located in 11 states with an aggregate of 9,315 units.”

Operating Results:

Total revenues for the three months ended December 31, 2015 increased 17.2% to $23.2 million from $19.8 million from quarter ended December 31, 2014. Approximately $3.1 million of the increase is due to rental revenue from five multi-family properties, including a development property under construction, acquired during the twelve months ended December 31, 2015.

Total expenses for the quarter ended December 31, 2015 increased 14.2% to $26.6 million from $23.3 million, from the quarter ended December 31, 2014. Contributing to the change were increases of $1.5 million of depreciation, $1.1 million of real estate operating expenses and $727,000 of interest expense. A significant portion of these increases are due to the five multi-family properties acquired.

Net loss attributable to common shareholders was $2.0 million, or $0.14 per share, for the current three months, compared to a net loss of $2.5 million, or $0.18 per share, for the three months ended December 31, 2014. The net loss for the current period includes a $609,000 gain on the sale of a cooperative apartment located in New York City.

Funds from Operations, or FFO, for the three months ended December 31, 2015 was $1.7 million, or $0.12 per share, compared to $572,000, or $0.04 per share, in the corresponding period of the prior year. Adjusted Funds from Operations, or AFFO, for the three months ended December 31, 2015 was $2.3 million, or $0.17 per share, compared to $1.2 million, or $0.08 per share, in the corresponding period of the prior year. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is presented later in this release.

Balance Sheet:

At December 31, 2015, BRT had $21.4 million of cash and cash equivalents, total assets of $880.5 million, total debt of $666.9 million and total shareholders’ equity of $120.9 million.

At February 2, 2016, BRT had approximately $10.3 million of cash and cash equivalents.

Non-GAAP Financial Measures:

In view of BRT’s multi-family activities, it discloses FFO and AFFO because it believes that such metrics are widely recognized and appropriate measure of the performance of an equity REIT.

BRT computes FFO in accordance with the "White Paper on Funds From Operations" issued by the National Association of Real Estate Investment Trusts ("NAREIT") and NAREIT's related guidance. FFO is defined in the White Paper as net income (loss) (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. In computing FFO, BRT does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one REIT to another. BRT computes AFFO by adjusting FFO for straight-line rent accruals, restricted stock expense and deferred mortgage costs (including its share of its unconsolidated joint ventures).

BRT believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, BRT believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. BRT also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating BRT’s performance, management is careful to examine GAAP measures such as net income (loss) and cash flows from operating, investing and financing activities. Management also reviews the reconciliation of net income (loss) to FFO and AFFO.

Forward Looking Information:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the apparent improvement in the economic environment and BRT’s ability to originate additional loans. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent,” “experiencing” or similar expressions or variations thereof. Forward looking statements, including statements with respect to BRT’s multi-family property acquisition and ownership activities, loan origination activities and the development activities with respect to the Newark Joint Venture, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2015.

Additional Information:

BRT is a real estate investment trust that owns, operates and develops multi-family properties, and owns, operates and develops other commercial and mixed use real estate assets. Interested parties are urged to review the Form 10-Q filed with the Securities and Exchange Commission for the quarter ended December 31, 2015 for further details. The Form 10-Q can also be linked through the “Investor Relations” section of BRT’s website. For additional information on BRT’s operations, activities and properties, please visit its website at www.brtrealty.com.

Contact: Investor Relations – (516) 466-3100

BRT REALTY TRUST

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

Telephone (516) 466-3100

Telecopier (516) 466-3132

www.BRTRealty.com

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BRT REALTY TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three months ended
	December 31,
	2015	2014

Revenues:
Rental and other revenues from real estate properties	$22,935	$19,481
Other income	277	296
Total revenues	23,212	19,777

Expenses:
Real estate operating expenses	11,506	10,409
Interest expense	6,928	6,201
Advisor's fee, related party	693	584
Property acquisition costs	57	295
General and administrative	1,749	1,657
Depreciation	5,661	4,158
Total expenses	26,594	23,304

Total revenues less total expenses	(3,382)	(3,527)

Gain on sale of real estate	609	-

Net loss	(2,773)	(3,527)

Plus: net loss attributable to non-controlling interests	739	1,029

Net loss attributable to common shareholders	$(2,034)	$(2,498)

Basic and diltued per share amounts attributable to common shareholders:
Basic and diluted loss per share	$(0.14)	$(0.18)

Funds from operations - Note 1	$1,652	$572
Funds from operations per common share - diluted - Note 2	$0.12	$0.04

Adjusted funds from operations - Note 1	$2,266	$1,163
Adjusted funds from operations per common share - diluted -Note 2	$0.17	$0.08

Weighted average number of common shares outstanding:
Basic and diluted	14,101,056	14,243,173

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Note 1:
Funds from operations is summarized in the following table:
GAAP Net loss attributable to common shareholders	$(2,034)	$(2,498)
Add: depreciation of properties	5,661	4,154
Add: our share of depreciation in unconsolidated joint ventures	5	5
Add: amortization of deferred leasing costs	14	3
Deduct: gain on sale of real estate assets	(609)	-
Adjustments for non-controlling interests	(1,385)	(1,092)
Funds from operations attributable to common shareholders	$1,652	$572

Adjustments for straight line rent accruals	(62)	(100)
Add: amortization of restricted stock expense	230	206
Add: amortization of deferred mortgage costs	685	745
Adjustments for non-controlling interests	(239)	(260)
Adjusted funds from operations attributable to common shareholders	$2,266	$1,163

Note 2:
Funds from operations per share is summarized in the following table:
GAAP Net loss attributable to common shareholders	$(0.14)	$(0.18)
Add: depreciation of properties	0.40	0.29
Add: our share of depreciation in unconsolidated joint ventures	-	-
Add: amortization of deferred leasing costs	-	-
Deduct: gain on sale of real estate asset	(0.04)	-
Adjustments for non-controlling interests	(0.10)	(0.07)
Funds from operations per common share basic and diluted	0.12	0.04

Adjustments for straight line rent accruals	-	-
Add: amortization of restricted stock expense	0.02	0.01
Add: amortization of deferred mortgage costs	0.05	0.05
Adjustments for non-controlling interests	(0.02)	(0.02)
Adjusted funds from operations per common share basic and diluted	$0.17	$0.08

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